Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Finishing Touches Home Goods Inc. (the "Company") on Form 10-K for the year ending October 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Hunter, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 29, 2013	/s/ Mark Hunter
Mark Hunter Chief Executive Officer, Chief Finance Officer, Secretary, Treasurer and Director